                                 ARTHUR ANDERSEN LLP



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 1996 (except with respect to the matter discussed in Note 12, as to which the date is February 27, 1996), included in Duff & Phelps Credit Rating Co.'s Form 10-K for the years ended December 31, 1995 and 1994, and to all reference to our firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Chicago, Illinois
September 6, 1996